Exhibit 99.1

SharpLink Gaming Completes Direct Purchase of 10,000 ETH from

The Ethereum Foundation

MINNEAPOLIS, MN, — July 11, 2025 — SharpLink Gaming, Inc. (Nasdaq: SBET) (“SharpLink” or the “Company”), the world’s largest publicly traded company to adopt Ethereum (ETH) as its primary treasury reserve asset, today announced that the Company has entered into a definitive agreement with the Ethereum Foundation (“EF”), providing for SharpLink to purchase 10,000 ETH on the Ethereum mainnet in exchange for $25,723,680. The per ETH purchase price was $2,572.37; and the transaction closed on July 10, 2025.

Headquartered in Zug, Switzerland, EF is one of the principal stewards of the Ethereum ecosystem. Established to support the development and growth of the Ethereum protocol and its broader community, EF provides funding, coordination and guidance to developers, researchers and innovators building on Ethereum’s decentralized infrastructure. Ethereum is widely regarded as the leading blockchain platform for smart contracts and decentralized applications and plays a fundamental role in the evolving Web3 economy.

Commenting on the transaction, Joseph Lubin, Chairman of SharpLink, Co-Founder of Ethereum and Founder and CEO of Consensys, stated, “At a time when Ethereum is entering a new era of institutional relevance, we are proud to support the network’s long-term strength and decentralization mission.”

Continuing, Lubin said, “This isn’t a trade – it is a commitment to our long-term vision. SharpLink is acquiring, staking and restaking ETH as responsible industry stewards, removing supply from circulation and reinforcing the health of the Ethereum ecosystem. Moreover, we see this as the start of something bigger – a model for how mission-driven organizations can work to advance our ecosystem’s shared goals of decentralization, economic empowerment and protocol-native finance.”

About SharpLink Gaming, Inc.

Headquartered in Minneapolis, Minnesota, SharpLink Gaming, Inc. (Nasdaq: SBET) is the world’s largest publicly traded company to adopt Ethereum (ETH) as its primary treasury reserve asset – a move that aligns the Company with the future of digital capital and gives investors direct exposure to the world’s leading smart-contract platform and second largest digital asset.

SharpLink is also reimagining the future of online gaming and sports betting. Backed by a veteran team with deep roots in sports media, gaming and technology, SharpLink is charting a new course – building scalable, secure and transparent solutions that challenge outdated models and bring real innovation to the betting experience. By leveraging smart contracts, DeFi protocols and Web3 infrastructure, SharpLink intends to assume the lead in transforming the multi-billion-dollar iGaming industry into a more dynamic, efficient and equitable ecosystem. Learn more at www.sharplink.com.

1

Forward-Looking Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and these forward-looking statements are subject to various risks and uncertainties. Such statements include, but are not limited to, the execution of the Company’s treasury strategy and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company’s ability to achieve profitable operations, fluctuations in the market price of ETH that will impact the Company’s accounting and financial reporting (see accounting rules discussed below), government regulation of cryptocurrencies and online betting, changes in securities laws or regulations, customer acceptance of new products and services, the demand for its products and its customers’ economic condition, the impact of competitive products and pricing, the lengthy sales cycle, proprietary rights of the Company, changes in applicable laws or regulations, and its competitors, general economic conditions and other risk factors detailed in the Company’s annual report and other filings with the SEC. Under U.S. generally accepted accounting principles, entities are required to measure certain crypto assets at fair value, with changes reflected in net income each reporting period. Changes in the fair value of crypto assets could result in significant fluctuations to the income statement results. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company does not undertake any responsibility to update the forward-looking statements in this press release.

Investor Relations Contact:	Media Contact:

Sean Mansouri, CFA or Aaron D’Souza	media@sharplink.com

Elevate IR

(720) 330-2829

ir@sharplink.com

2